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                                                                      EXHIBIT 12

                              VERIZON SOUTH INC.

               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)

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
                                                                              Years Ended December 31,
                                                                ---------------------------------------------------
                                                                2000        1999        1998        1997       1996
                                                                ----        ----        ----        ----       ----
Income before provision for income taxes and
  extraordinary items.................................         $ 438.6     $ 470.1    $ 455.8     $ 464.2    $ 421.2
Loss from unconsolidated businesses...................              .3          -          -           -          -
Interest expense......................................            81.8        68.6       68.0        55.3       50.8
Portion of rent expense representing interest.........             8.2         6.3        6.5         6.2        3.7
Amortization of captialized interest..................              .3          .2         .2          .1         .1
                                                               -----------------------------------------------------
Earnings, as adjusted.................................         $ 529.2     $ 545.2    $ 530.5     $ 525.8    $ 475.8
                                                               =====================================================
Fixed charges:
Interest expense......................................         $  81.8     $  68.6    $  68.0     $  55.3    $  50.8
Portion of rent expense representing interest.........             8.2         6.3        6.5         6.2        3.7
Capitalized interest..................................             1.3          .9         .5         1.3        1.1
                                                               -----------------------------------------------------
Fixed Charges.........................................         $  91.3     $  75.8    $  75.0     $  62.8    $  55.6
                                                               =====================================================
Ratio of Earnings to Fixed Charges....................            5.80        7.19       7.07        8.37       8.56
                                                               =====================================================

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